UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   November 6, 2008

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2008, DPL Inc. (the “Company”) issued a press release announcing that Frederick J. Boyle, formerly Vice President, Finance, Chief Accounting Officer and Controller, was promoted to Senior Vice President, Chief Financial Officer and Treasurer of the Company and The Dayton Power and Light Company (“DP&L”) effective December 1, 2008.  In addition to his existing responsibilities as the Company’s and DP&L’s Controller and Chief Accounting Officer, he will assume additional responsibilities including the oversight of all corporate financial functions.  Effective November 30, 2008, John J. Gillen has announced his intention to step down as Senior Vice President, Chief Financial Officer and Treasurer, accepting a position with a privately held firm in the professional services industry.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release of DPL Inc., dated November 6, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

/s/ Douglas C. Taylor
Date: November 7, 2008	Name:	Douglas C. Taylor
	Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release of DPL Inc., dated November 6, 2008.	E